UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 27, 2010

Frederick’s of Hollywood Group Inc.
(Exact Name of Registrant as Specified in Charter)

New York	001-5893	13-5651322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1115 Broadway, New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:        (212) 684-3400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Movie Star under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 27, 2010, Frederick’s of Hollywood Group Inc. (the “Company”) entered into and consummated the transactions contemplated by an Asset Purchase Agreement (the “Purchase Agreement”) with Dolce Vita Intimates LLC (“Dolce Vita”) pursuant to which the Company sold to Dolce Vita substantially all of the assets related to the Company’s wholesale division (the “Business”), including but not limited to the equipment, contracts, inventory purchase orders, intellectual property, customer lists, records and goodwill related to the Business.  Certain rights and assets were excluded from the purchased assets, including but not limited to cash and cash equivalents and accounts receivables of the Company relating to the Business prior to the closing.  The assets sold were previously included as collateral securing the Company’s obligations to Wells Fargo Retail Finance II, LLC (as successor to Wells Fargo Retail Finance, LLC) and Hilco Brands LLC pursuant to certain financing agreements the Company had entered into with such parties.  Each of those parties agreed to release the assets from the liens in order to permit the Company to consummate the transaction.

The assets were purchased for an aggregate purchase price of approximately $4.5 million, including approximately $2.7 million for the inventory related to the Business, subject to adjustment as provided in the Purchase Agreement.  A portion of the purchase price was placed in escrow in order to provide a fund for the payment of any adjustment to the purchase price and any indemnification claims made by the parties after the closing of the transaction.

Pursuant to the Purchase Agreement, the Company has agreed to provide certain consulting and transitional services to Dolce Vita until November 30, 2010 (unless a later date is agreed to by the parties) with regard to Dolce Vita’s sale and distribution of the Business’ products.  The Company has also agreed that (a) until October 26, 2013, it will not source products from certain suppliers related to the Business and (b) until October 26, 2011, it will not sell products to certain customers related to the Business except in connection with (i) license agreements, (ii) joint venture agreements, (iii) transactions outside of the United States and Canada or (iv) any transaction following a “change in control” of the Company (as defined in the Purchase Agreement).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement filed as Exhibit 2.1 to this report and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

Financial Statements.

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable

(d)	Exhibits.

Exhibit	Description

2.1	Asset Purchase Agreement, dated October 27, 2010, between Frederick’s of Hollywood Group Inc. and Dolce Vita Intimates LLC.*

10.1	Escrow Agreement, dated October 27, 2010, between Frederick’s of Hollywood Group Inc., Dolce Vita Intimates LLC and Graubard Miller, as escrow agent.

99.1	Press Release, dated October 28, 2010.

*
Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Frederick’s of Hollywood Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 28, 2010

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Rende
Thomas Rende
Chief Financial Officer
(Principal Financial and Accounting Officer)